UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2020

AUDIOEYE, INC.

(Exact name of registrant as specified in charter)

Delaware	001-38640	20-2939845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5210 E. Williams Circle, Suite 750

Tucson, Arizona 85711

(Address of principal executive offices / Zip Code)

(866) 331-5324

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AEYE	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On February 25, 2020, the Board of Directors (the “Board”) of AudioEye, Inc. (the “Company”) appointed Heath Thompson as the Company’s Chief Executive Officer, effective upon the commencement of his employment with the Company. Mr. Thompson, age 60, will join the Company on March 23, 2020.

Since November 2019, Mr. Thompson has served as General Manager, Security Awareness, for SANS Institute, a cybersecurity company.  From August 2015 to July 2019, Mr. Thompson held various positions at Forcepoint, a cybersecurity company, including Senior Vice President, Business Development, Corporate Development & Strategy, from November 2018 to July 2019, General Manager, Enterprise Security, from December 2017 to November 2018, General Manager, Data & Insider Threat, from December 2016 to December 2017, and Executive Vice President, Products, from August 2015 to December 2016. From August 2009 until August 2015, Mr. Thompson held various positions at Landis+Gyr, a provider of integrated energy management solutions for the utility sector, most recently serving as Global Chief Technology Officer and Senior Vice President.

There are no arrangements or understandings between Mr. Thompson and any other person pursuant to which Mr. Thompson was selected as an officer of the Company. There are no family relationships between Mr. Thompson and any director or executive officer of the Company. Mr. Thompson is not and has not been a party to any transaction required to be disclosed herein pursuant to Item 404(a) of Regulation S-K.

On February 25, 2020, the Company and Mr. Thompson also entered into an Executive Employment Agreement (the “Employment Agreement”), effective as of March 23, 2020 (the “Effective Date”), pursuant to which the Company will employ Mr. Thompson as its Chief Executive Officer on the terms and conditions set forth therein. The Employment Agreement provides for an initial one-year term (the “Initial Term”), with automatic renewals for a one-year term (the “Subsequent Term”) immediately following the Initial Term, and automatic renewals for successive one-year terms (each, an “Additional Term”) immediately following the Subsequent Term, unless the Employment Agreement is terminated as provided therein or either party provides a non-renewal notice at least 30 days prior to the expiration of the then-current term. Mr. Thompson’s principal place of employment will be in the Atlanta, Georgia metropolitan area.

Under the Employment Agreement, Mr. Thompson will receive a base annual salary of $400,000, subject to mutually agreed upon modifications for any Additional Term(s). Mr. Thompson will receive a one-time cash sign-on bonus of $150,000, subject to repayment by Mr. Thompson if he is terminated by the Company for “cause” (as defined in the Employment Agreement) at any time or if Mr. Thompson resigns without “good reason” (as defined in the Employment Agreement) within less than 12 full months after the Effective Date.

During the Initial Term, Mr. Thompson will be eligible to receive two cash performance bonuses, each worth a target value of $75,000, the first of which will be based on performance from the Effective Date through the end of the second quarter of calendar year 2020, and the second of which will be based on performance throughout all of calendar year 2020. During the Subsequent Term, if any, Mr. Thompson would be eligible to receive two performance bonuses, each worth a target value of $125,000, the first of which would be based on performance during the first and second quarters of calendar year 2021, and the second of which would be based on performance throughout all of calendar year 2021. Such performance bonuses, if earned, will be paid in a combination of cash and Restricted Stock Units (“RSUs”) of the Company, with such combination to be determined by the Compensation Committee of the Board (the “Compensation Committee”). For each Additional Term, if any, Mr. Thompson would be eligible to receive one performance bonus worth a target value of $250,000, which would be based on performance throughout the entire applicable calendar year. Such performance bonuses, if earned, would be paid in a combination of cash and RSUs of the Company, with such combination to be determined by the Compensation Committee. To receive any of the foregoing performance bonuses, the Company and Mr. Thompson must meet or exceed the performance targets adopted by the Compensation Committee for the applicable performance period, and Mr. Thompson must be employed by the Company, as applicable, either as of the last day of the applicable performance period or as of the first day following the conclusion of the applicable performance period.

If Mr. Thompson’s employment is (x) terminated by the Company for any reason other than his death, “disability” or “cause” (as “disability” and “cause” are defined in the Employment Agreement) or (y) Mr. Thompson resigns his employment for “good reason” (as defined in the Employment Agreement), then the Company will pay or provide each of the following, subject to the terms and conditions of the Employment Agreement: (i) reimbursement of any and all reasonable business expenses incurred through the termination date; (ii) accrued but unused vacation through the termination date; (iii) earned but unpaid base salary accrued through the termination date; and (iv) subject to the execution and delivery of a release of claims by Mr. Thompson, an amount equal to six months of his base salary (at the rate that was in effect at the time of termination), less any base salary paid to Mr. Thompson for any portion of the period of time prior to the termination date that Mr. Thompson is directed by the Company not to work (all of these payments listed in clauses (i) through (iv) are collectively the “Separation Payment”).

The Employment Agreement further provides that the Company will recommend to the Compensation Committee that Mr. Thompson be granted RSUs with respect to 88,766 shares of the Company’s common stock under the AudioEye, Inc. 2019 Equity Incentive Plan (the “2019 Plan”). The Employment Agreement provides that the RSUs will vest annually in equal installments over a three-year period from the date the RSUs are awarded, subject to Mr. Thompson’s continued employment on each vesting date and subject to the terms of the 2019 Plan relating to any change in control with respect to any unvested RSUs.

All amounts paid to Mr. Thompson under the Employment Agreement (other than his base salary, the sign-on bonus, the performance bonuses described above, accrued but unused vacation, certain reimbursement of expenses, and any Separation Payment) and any and all stock-based compensation granted to Mr. Thompson during his employment shall be subject to “clawback” rights in favor of the Company upon the occurrence of certain restatements of the Company’s financial information, subject to the terms and conditions described in the Employment Agreement. Mr. Thompson will also be subject to confidentiality, non-competition, non-solicitation and other restrictive covenants during, and in some cases following, his employment with the Company.

The Company also intends to enter into an indemnification agreement with Mr. Thompson in substantially the same form as the indemnification agreements entered into by the Company with each of its other executive officers.

The foregoing description of the Employment Agreement is qualified in its entirety by the terms and conditions of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)       Exhibit:

Exhibit Number	Description
10.1	Executive Employment Agreement, entered into as of February 25, 2020, between the Company and Heath Thompson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUDIOEYE, INC.
(Registrant)

Dated: March 2, 2020	By:	/s/ Carr Bettis
		Name:	Dr. Carr Bettis
		Title:	Executive Chairman